EXHIBIT 99.1

CIRCOR Announces Preliminary Third-Quarter 2016 Financial Results

Burlington, MA - October 6, 2016 - CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for markets including oil & gas, power generation and aerospace & defense, today announced preliminary financial results for the third quarter ended October 2, 2016.

The Company expects sales for the third quarter of 2016 to be in the range of $133 to $135 million, compared with the previous guidance range of $140 to $150 million. CIRCOR also expects GAAP EPS in the range of $0.22 to $0.28 and adjusted EPS in the range of $0.41 to $0.45, compared with the previous guidance of adjusted EPS in the range of $0.45 to $0.55. Included in the preliminary GAAP and adjusted EPS amounts is a benefit of approximately $0.09 for a discrete tax item that arose after the Company provided its Q3 2016 guidance. These preliminary financial results represent the most current information available to management and are subject to completion of the Company’s customary quarterly closing and review procedures.

“Our preliminary third quarter results reflect the prolonged weakness in the Energy markets across both short cycle and long cycle businesses,” said Scott Buckhout, President and Chief Executive Officer of CIRCOR International. “There was a sharper than anticipated drop in book and ship orders in our Instrumentation and Sampling business in the quarter. In addition, the supplier quality issues we noted in the second quarter in our defense business continued to impact shipments in the third quarter. Despite these adverse market conditions, we continue to focus on our simplification and growth programs. We will provide additional details and fourth-quarter guidance during our regular earnings call later this month.”

Final results for the third quarter of 2016 may differ from the preliminary estimates provided in this release. CIRCOR plans to announce its financial results for the third quarter of 2016 on Friday, October 28, 2016 and will provide guidance for the fourth quarter of 2016 at that time.

Use of Non-GAAP Financial Measures
Adjusted earnings per share (diluted) is a non-GAAP financial measure and is intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure is shown below.

	Q3 2016
	Low	High
Expected Adjusted Earnings Per Share	$0.41	$0.45
Expected Special/Restructuring Charges Per Share	$(0.19)	$(0.17)
Expected GAAP Earnings Per Share	$0.22	$0.28

Safe Harbor Statement
This press release contains forward-looking statements, including its expected results for the third quarter of 2016, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.
CIRCOR International, Inc. designs, manufactures and markets highly engineered products and sub-systems for markets including oil & gas, power generation and aerospace & defense. CIRCOR has a diversified product portfolio with recognized, market-leading brands that fulfill its customers’ unique application needs. The Company’s strategy is to grow organically and through complementary acquisitions; simplify CIRCOR’s operations; achieve world class operational excellence; and attract and retain top industry talent. For more information, visit the Company’s investor relations web site at http://investors.circor.com.

Contact:
Rajeev Bhalla
Executive Vice President & Chief Financial Officer
CIRCOR International
(781) 270-1200